Exhibit 99.1

Definitive Healthcare Reports Financial Results for Second Quarter Fiscal Year 2025

Second Quarter Revenue Exceeded Guidance

Framingham, MA (August 7, 2025) – Definitive Healthcare Corp. (“Definitive Healthcare” or the “Company”) (Nasdaq: DH), an industry leader in healthcare commercial intelligence, today announced financial results for the quarter ended June 30, 2025.

Second Quarter 2025 Financial Highlights:

•
Revenue was $60.8 million, a decrease of 5% from $63.7 million in Q2 2024.

•
Net Loss was $(9.3) million, or (15)% of revenue, compared to $(306.2) million in Q2 2024, inclusive of goodwill impairment charges of $363.6 million, or (480)% of revenue.

•
Adjusted Net Income was $9.7 million, compared to $14.2 million in Q2 2024.

•
Adjusted EBITDA was $18.7 million, or 31% of revenue, compared to $20.9 million, or 33% of revenue in Q2 2024.

•
Cash Flow from Operations was $9.3 million in the quarter.

•
Unlevered Free Cash Flow was $11.5 million in the quarter.

“Overall, we continue to make progress on our strategic priorities. While there is still more that needs to be done, our conviction that we are taking the right steps to improve the business has increased.” said Kevin Coop, CEO of Definitive Healthcare. “As a result of our progress in the first half of the year, we are increasing the midpoint of our revenue guidance and raising our adjusted EBITDA outlook for the year.”

Recent Business and Operating Highlights:

Customer Wins

In the second quarter, Definitive Healthcare continued to win new logos and expansion opportunities across all end-markets, by providing the data, insights and integrations that drive their critical business use cases. Customer wins for the quarter included:

•
A healthcare revenue cycle management firm selected Definitive Healthcare to improve their go-to-market execution after struggling with poor data quality from a competitor. The superiority of Definitive Healthcare’s data, including up-to-date information on revenue cycle executives, organizational charts, contact data, payer mix, and claims analytics, as well as our ability to integrate with HubSpot and the hands-on support from our integration team, were instrumental in winning this competitive displacement.
•
A digital health organization returned to Definitive Healthcare after non-renewing in 2022. Our custom reporting capabilities, especially around Medicaid claims activity—including active, rejected, and reversed transactions—were critical in delivering the physician-level market intelligence they required.
•
A healthcare focused private equity firm expanded their relationship with Definitive Healthcare as a key part of their diligence strategy as they shifted their focus from providers toward technology and therapy companies. Population Insights dashboards from our Populi platform proved to be a strong fit and quickly resonated.

Business Outlook

Based on information as of August 7, 2025, the Company is issuing the following financial guidance.

Third Quarter 2025:

•
Revenue is expected to be in the range of $59.0 – $60.0 million.
•
Adjusted Operating Income is expected to be in the range of $12.5 – $13.5 million.
•
Adjusted EBITDA is expected to be in the range of $15.5 – $16.5 million, and 26 – 28% adjusted EBITDA margin.
•
Adjusted Net Income is expected to be $7.5 – $8.5 million.
•
Adjusted Net Income Per Diluted Share is expected to be $0.05 to $0.06 per share on approximately 146.1 million weighted-average shares outstanding.

Full Year 2025:

•
Revenue is expected to be in the range of $237.0 – $240.0 million, raising the bottom end of our prior range by $3.0 million.
•
Adjusted Operating Income is expected to be in the range of $52.0 – $55.0 million.
•
Adjusted EBITDA is expected to be in the range of $64.0 – $67.0 million, and 27 – 28% adjusted EBITDA margin.
•
Adjusted Net Income is expected to be $32.5 – $34.5 million.
•
Adjusted Net Income Per Diluted Share is expected to be $0.22 to $0.23 per share on approximately 147.9 million weighted-average shares outstanding.

We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty in predicting certain items excluded from these non-GAAP financial measures; in particular, the effects of equity-based compensation expense, taxes and amounts under the tax receivable agreement, deferred tax assets and deferred tax liabilities, and transaction, integration, and restructuring expenses. We expect the variability of these excluded items may have a significant and potentially unpredictable impact on our future GAAP financial results.

Conference Call Information

Definitive Healthcare will host a conference call today August 7, 2025, at 5:00 p.m. (Eastern Daylight Time) to discuss the Company's full financial results and current business outlook. Participants may access the call at 1-877-358-7298 or 1-848-488-9244. Shortly after the conclusion of the call, a replay of this conference call will be available through September 6, 2025, at 1-800-645-7964 or 1-757-849-6722. The replay passcode is 1765#. A live audio webcast of the event will be available on Definitive Healthcare’s Investor Relations website at https://ir.definitivehc.com/.

About Definitive Healthcare

At Definitive Healthcare, our passion is to transform data, analytics and expertise into healthcare commercial intelligence. We help clients uncover the right markets, opportunities and people, so they can shape tomorrow’s healthcare industry. Learn more at definitivehc.com.

Forward-Looking Statements

This press release includes forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by words or phrases written in the future tense and/or preceded by words such as “likely,” “will,” “should,” “may,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “assumes,” “would,” “potentially” or similar words or variations thereof, or the negative thereof, references to future periods, or by the inclusion of forecasts or projections, but these terms are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our outlook, financial guidance, the benefits of our healthcare commercial intelligence solutions, our overall future prospects, customer behaviors and use of our solutions, the market, industry and macroeconomic environment, our plans to improve our operational and financial performance and our business, our ability to execute on our plans, customer growth, including our upsell and cross-sell opportunities, and our ability to successfully transition executive leadership.

Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: global geopolitical tension and difficult macroeconomic conditions; actual or potential changes in international, national, regional and local economic, business and financial conditions, including tariffs, sanctions, trade barriers, recessions, fluctuating inflation, high interest rates, volatility in the capital markets and related market uncertainty; our inability to acquire new customers and generate additional revenue from existing customers; our inability to generate sales of subscriptions to our platform or any decline in demand for our platform and the data we offer; the competitiveness of the market in which we operate and our ability to compete effectively; the failure to maintain and improve our platform, or develop new modules or insights for healthcare commercial intelligence; the inability to obtain and maintain accurate, comprehensive or reliable data, which could result in reduced demand for our platform; the loss of our access to our data providers; the failure to respond to advances in healthcare commercial intelligence; an inability to attract new customers and expand subscriptions of current customers; our ability to successfully transition executive leadership; and the possibility that our security measures are breached or unauthorized access to data is otherwise obtained.

Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

For additional discussion of factors that could impact our operational and financial results, refer to our Quarterly Report on Form 10-Q for the three months ended June 30, 2025 that will be filed following this earnings release, as well as our Current Reports on Form 8-K and other subsequent SEC filings, which are or will be available on the Investor Relations page of our website at ir.definitivehc.com and on the SEC website at www.sec.gov.

All information in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update this information, whether as a result of new information, future developments or otherwise, except as may be required by law.

Website

Definitive Healthcare intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at https://www.definitivehc.com/. Accordingly, you should monitor the investor relations portion of our website at https://ir.definitivehc.com/ in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at https://ir.definitivehc.com/.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the Company with a focus on the performance of its core operations, including providing meaningful comparisons of financial results to historical periods and to the financial results of peer and competitor companies. Our use of these non-GAAP terms may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies and are not measures of performance calculated in accordance with GAAP. Our presentation of these non-GAAP financial measures are intended as supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures should not be considered as alternatives to loss from operations, net loss, earnings per share, or any other performance measures derived in accordance with GAAP or as measures of operating cash flows or liquidity. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. In evaluating our non-GAAP financial measures, you should be aware that in the future, we may incur expenses similar to those eliminated in these presentations.

We refer to Unlevered Free Cash Flow, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income Per Diluted Share as non-GAAP financial measures. These non-GAAP financial measures are not required by or prepared in accordance with generally accepted accounting principles in the U.S. (“GAAP”). These are supplemental financial measures of our performance and should not be considered substitutes for cash provided by (used in) operating activities, loss from operations, net (loss) income, net (loss) income margin, gross profit, gross margin, or any other measure derived in accordance with GAAP.

We define Unlevered Free Cash Flow as net cash provided by operating activities less purchases of property, equipment and other assets, plus cash interest expense, and cash payments related to transaction, integration, and restructuring related expenses, earnouts, and other non-core items. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.

We define EBITDA as earnings before debt-related costs, including interest expense (income), net, and loss on partial extinguishment of debt, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted to exclude certain items of a significant or unusual nature, including other income, net, equity-based compensation, transaction, integration, and restructuring expenses, goodwill impairments and other non-core expenses. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue. Adjusted EBITDA and Adjusted EBITDA Margin are key metrics used by management and our board of directors to assess the profitability of our operations. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to help investors to assess our operating performance because these metrics eliminate non-core and unusual items and non-cash expenses, which we do not consider indicative of ongoing operational performance. We believe that these metrics are helpful to investors in measuring the profitability of our operations on a consolidated level.

We define Adjusted Gross Profit as gross profit excluding acquisition-related amortization and equity-based compensation costs and Adjusted Gross Margin is defined as Adjusted Gross Profit as a percentage of revenue. Adjusted Gross Profit and Adjusted Gross Margin are key metrics used by management and our board of directors to assess our operations. We exclude acquisition-related depreciation and amortization expenses as they have no direct correlation to the cost of operating our business on an ongoing basis. A small portion of equity-based compensation is included in cost of revenue in accordance with GAAP but is excluded from our Adjusted Gross Profit calculations due to its non-cash nature.

We define Adjusted Operating Income as loss from operations plus acquisition related amortization, equity-based compensation, transaction, integration, and restructuring expenses, goodwill impairments and other non-core expenses.

We define Adjusted Net Income as Adjusted Operating Income less interest (expense), income net, recurring income tax (provision) benefit, foreign currency gain (loss), and tax impacts of adjustments. We define Adjusted Net Income Per Diluted Share as Adjusted Net Income divided by diluted outstanding shares.

In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in these presentations.

Investor Contact:

Brian Denyeau

ICR for Definitive Healthcare

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Bethany Swackhamer
bswackhamer@definitivehc.com

Definitive Healthcare Corp.
Condensed Consolidated Balance Sheets
(in thousands, except number of shares and par value; unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$80,984	$105,378
Short-term investments	103,217	184,786
Accounts receivable, net	37,507	53,232
Prepaid expenses and other assets	14,305	13,040
Deferred contract costs	13,181	13,736
Total current assets	249,194	370,172
Property and equipment, net	10,512	3,791
Operating lease right-of-use assets, net	6,604	7,521
Other assets	2,578	2,300
Deferred contract costs	13,268	14,389
Intangible assets, net	271,237	297,933
Goodwill	216,752	393,283
Total assets	$770,145	$1,089,389
Liabilities and Equity
Current liabilities:
Accounts payable	7,898	10,763
Accrued expenses and other liabilities	31,271	40,896
Deferred revenue	100,874	93,344
Term loan	8,750	13,750
Operating lease liabilities	2,459	2,408
Total current liabilities	151,252	161,161
Long term liabilities:
Deferred revenue	574	32
Term loan	160,285	229,368
Operating lease liabilities	6,462	7,586
Tax receivable agreements liability	22,605	49,511
Deferred tax liabilities	14,288	25,088
Other liabilities	3,446	9,449
Total liabilities	358,912	482,195

Equity:
Class A Common Stock, par value $0.001, 600,000,000 shares authorized, 104,746,981 and 113,953,554 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	105	114
Class B Common Stock, par value $0.00001, 65,000,000 shares authorized, 38,395,357 shares issued and outstanding at June 30, 2025, and 39,439,198 and 39,375,806 shares issued and outstanding, respectively, at December 31, 2024	—	—
Additional paid-in capital	1,060,200	1,085,445
Accumulated other comprehensive deficit	(1,337)	(610)
Accumulated deficit	(755,353)	(640,574)
Noncontrolling interests	107,618	162,819
Total equity	411,233	607,194
Total liabilities and equity	$770,145	$1,089,389

Definitive Healthcare Corp.
Condensed Consolidated Statements of Operations
(in thousands, except share amounts and per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$60,750	$63,737	$119,941	$127,217
Cost of revenue:
Cost of revenue exclusive of amortization (1)	8,800	9,904	18,941	19,640
Amortization	5,337	3,379	10,627	6,741
Gross profit	46,613	50,454	90,373	100,836
Operating expenses:
Sales and marketing (1)	20,469	21,545	41,122	43,305
Product development (1)	7,968	10,122	17,269	20,254
General and administrative (1)	12,673	12,527	24,942	29,410
Depreciation and amortization	9,001	9,409	17,528	18,731
Transaction, integration, and restructuring expenses	672	2,851	1,937	11,385
Goodwill impairment	-	363,641	176,531	363,641
Total operating expenses	50,783	420,095	279,329	486,726
Loss from operations	(4,170)	(369,641)	(188,956)	(385,890)
Other (expense) income, net
Interest (expense) income, net	(1,241)	(46)	(1,622)	65
Other (expense) income, net	(3,398)	41,600	15,790	44,240
Total other (expense) income, net	(4,639)	41,554	14,168	44,305
Net loss before income taxes	(8,809)	(328,087)	(174,788)	(341,585)
(Provision for) benefit from income taxes	(456)	21,900	10,430	22,680
Net loss	(9,265)	(306,187)	(164,358)	(318,905)
Less: Net loss attributable to noncontrolling interests	(1,714)	(92,552)	(49,579)	(95,752)
Net loss attributable to Definitive Healthcare Corp.	$(7,551)	$(213,635)	$(114,779)	$(223,153)
Net loss per share of Class A Common Stock:
Basic and diluted	$(0.07)	$(1.81)	$(1.05)	$(1.90)
Weighted average Class A Common Stock outstanding:
Basic and diluted	106,815,740	117,750,392	109,782,640	117,591,956

(1) Amounts include equity-based compensation expense as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cost of revenue	$180	$309	$340	$580
Sales and marketing	1,038	1,686	2,217	3,957
Product development	1,416	2,949	3,155	5,710
General and administrative	4,346	3,898	8,587	14,177
Total equity-based compensation expense	$6,980	$8,842	$14,299	$24,424

Definitive Healthcare Corp.
Condensed Consolidated Statements of Cash Flows
(in thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cash flows provided by (used in) operating activities:
Net loss	$(9,265)	$(306,187)	$(164,358)	$(318,905)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	868	603	1,459	1,157
Amortization of intangible assets	13,470	12,185	26,696	24,315
Amortization of deferred contract costs	3,988	3,828	7,935	7,520
Equity-based compensation	6,980	8,842	14,299	24,424
Amortization of debt issuance costs	123	175	249	351
(Recovery of) provision for doubtful accounts receivable	(179)	317	(321)	528
Loss on partial extinguishment of debt	—	—	507	—
Non-cash restructuring charges	—	1,047	192	1,047
Goodwill impairment charges	—	363,641	176,531	363,641
Tax receivable agreement remeasurement	2,901	(41,701)	(17,763)	(43,968)
Changes in fair value of contingent consideration	—	—	(690)	270
Deferred income taxes	398	(21,988)	(10,609)	(22,835)
Changes in operating assets and liabilities:
Accounts receivable	5,523	12,201	15,874	15,200
Prepaid expenses and other assets	1,453	(2,859)	(4,230)	(4,258)
Deferred contract costs	(2,465)	(2,980)	(6,259)	(5,679)
Contingent consideration	—	—	—	(602)
Accounts payable, accrued expenses, and other liabilities	(3,400)	(2,058)	(12,145)	(10,289)
Deferred revenue	(11,091)	(11,026)	8,003	(1,288)
Net cash provided by operating activities	9,304	14,040	35,370	30,629
Cash flows (used in) provided by investing activities:
Purchases of property, equipment, and other assets	(2,293)	(410)	(9,999)	(676)
Purchases of short-term investments	(52,065)	(40,120)	(64,065)	(123,946)
Maturities of short-term investments	44,196	55,464	147,447	129,052
Cash paid for acquisitions, net of cash acquired	—	—	—	(13,530)
Net cash (used in) provided by investing activities	(10,162)	14,934	73,383	(9,100)
Cash flows (used in) provided by financing activities:
Repayments of term loan	(2,188)	(3,437)	(248,438)	(6,875)
Proceeds from term loan	—	—	175,000	—
Payments of debt issuance costs	—	—	(1,660)	—
Taxes paid related to net share settlement of equity awards	(609)	(969)	(2,483)	(6,775)
Repurchases of Class A Common Stock	(19,076)	(7,003)	(40,231)	(7,003)
Payments of contingent consideration	—	—	—	(1,000)
Payments under tax receivable agreement	—	—	(13,767)	(6,950)
Member distributions	(2,827)	(2,713)	(2,827)	(2,713)
Net cash used in financing activities	(24,700)	(14,122)	(134,406)	(31,316)
Net (decrease) increase in cash and cash equivalents	(25,558)	14,852	(25,653)	(9,787)
Effect of exchange rate changes on cash and cash equivalents	443	55	1,259	(288)
Cash and cash equivalents, beginning of period	106,099	105,994	105,378	130,976
Cash and cash equivalents, end of period	$80,984	$120,901	$80,984	$120,901
Supplemental cash flow disclosures:
Cash paid during the period for:
Interest	$2,959	$3,590	$5,201	$7,232
Income taxes	$—	$—	$32	$—
Acquisitions:
Net assets acquired, net of cash acquired	$—	$—	$—	$13,675
Working capital adjustment receivable	—	—	—	(145)
Net cash paid for acquisitions	$—	$—	$—	$13,530
Supplemental disclosure of non-cash investing activities:
Capital expenditures included in accounts payable and accrued expenses and other liabilities	$4,947	$1,091	$4,947	$1,091

Definitive Healthcare Corp.

Reconciliations of Non-GAAP Financial Measures to Closest GAAP Equivalent

Reconciliation of GAAP Operating Cash Flow to Unlevered Free Cash Flow
(in thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$9,304	$14,040	$35,370	$30,629
Purchases of property, equipment, and other assets	(2,293)	(410)	(9,999)	(676)
Interest paid in cash	2,959	3,590	5,201	7,232
Transaction, integration, and restructuring expenses paid in cash (a)	672	1,804	2,435	10,068
Earnout payment (b)	—	—	—	602
Other non-core items (c)	836	2,438	1,396	1,910
Unlevered Free Cash Flow	$11,478	$21,462	$34,403	$49,765

(a) Transaction and integration expenses paid in cash primarily represent legal, accounting, and consulting expenses related to our acquisitions and strategic partnerships. Restructuring expenses paid in cash relate to our restructuring plans.
(b) Earnout payment represents final settlement of contingent consideration included in cash flow from operations.
(c) Non-core items represent expenses driven by events that are typically by nature one-time, non-operational, and unrelated to our core operations.

Reconciliation of GAAP Net Loss to Adjusted Net Income and
GAAP Operating Loss to Adjusted Operating Income
(in thousands, except share and per share amounts; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(9,265)	$(306,187)	$(164,358)	$(318,905)
Add: Income tax provision (benefit)	456	(21,900)	(10,430)	(22,680)
Add: Interest expense (income), net	1,241	46	1,622	(65)
Add: Loss on partial extinguishment of debt	—	—	507	—
Add: Other expense (income), net	3,398	(41,600)	(16,297)	(44,240)
Loss from operations	(4,170)	(369,641)	(188,956)	(385,890)
Add: Amortization of intangible assets acquired through business combinations	11,321	11,173	22,410	22,384
Add: Equity-based compensation	6,980	8,842	14,299	24,424
Add: Transaction, integration, and restructuring expenses	672	2,851	1,937	11,385
Add: Goodwill impairment charge	—	363,641	176,531	363,641
Add: Other non-core items	836	2,438	1,396	1,910
Adjusted Operating Income	15,639	19,304	27,617	37,854
Less: Interest (expense) income, net	(1,241)	(46)	(1,622)	65
Less: Recurring income tax (provision) benefit	(456)	(52)	(104)	728
Less: Foreign currency (loss) gain	(497)	(101)	(1,466)	272
Less: Tax impacts of adjustments to net loss	(3,769)	(4,950)	(7,777)	(11,722)
Adjusted Net Income	$9,676	$14,155	16,648	27,197
Shares for Adjusted Net Income Per Diluted Share (a)	145,675,930	156,874,506	148,721,063	156,754,602
Adjusted Net Income Per Diluted Share	$0.07	$0.09	$0.11	$0.17

(a) Adjusted Net Income Per Diluted Share is computed by giving effect to all potential weighted average Class A common stock and any securities that are convertible into Class A common stock, including Definitive OpCo units and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method assuming proceeds from unrecognized compensation as required by GAAP. Fully diluted shares are 158,527,020 and 165,731,986 as of June 30, 2025 and 2024, respectively.

Reconciliation of GAAP Gross Profit and Margin to Adjusted Gross Profit and Margin
(in thousands, except percentages; unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
(in thousands)	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Reported gross profit and margin	$46,613	77%	$50,454	79%	$90,373	75%	$100,836	79%
Amortization of intangible assets acquired through business combinations	3,188	5%	2,367	4%	6,341	5%	4,810	4%
Equity compensation costs	180	0%	309	0%	340	0%	580	0%
Adjusted gross profit and margin	$49,981	82%	$53,130	83%	$97,054	81%	$106,226	83%

Reconciliation of GAAP Net Loss and Margin to Adjusted EBITDA and Margin
(in thousands, except percentages; unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Net loss and margin	$(9,265)	(15)%	$(306,187)	(480)%	$(164,358)	(137)%	$(318,905)	(251)%
Interest expense (income), net	1,241	2%	46	0%	1,622	1%	(65)	(0)%
Provision for (benefit from) income taxes	456	1%	(21,900)	(34)%	(10,430)	(9)%	(22,680)	(18)%
Loss on partial extinguishment of debt	—	0%	—	0%	507	0%	—	0%
Depreciation & amortization	14,338	24%	12,788	20%	28,155	23%	25,472	20%
EBITDA and margin	6,770	11%	(315,253)	(495)%	(144,504)	(120)%	(316,178)	(249)%
Other expense (income), net (a)	3,398	6%	(41,600)	(65)%	(16,297)	(14)%	(44,240)	(35)%
Equity-based compensation (b)	6,980	11%	8,842	14%	14,299	12%	24,424	19%
Transaction, integration, and restructuring expenses (c)	672	1%	2,851	4%	1,937	2%	11,385	9%
Goodwill impairment (d)	—	0%	363,641	571%	176,531	147%	363,641	286%
Other non-core items (e)	836	1%	2,438	4%	1,396	1%	1,910	2%
Adjusted EBITDA and margin	$18,656	31%	$20,919	33%	$33,362	28%	$40,942	32%

(a) Primarily represents foreign exchange and Tax Receivable Agreement liability remeasurement gains and losses.
(b) Equity-based compensation represents non-cash compensation expense recognized in association with equity awards made to employees and directors.
(c) Transaction and integration expenses primarily represent legal, accounting, and consulting expenses and fair value adjustments for contingent consideration related to our acquisitions and strategic partnerships. Restructuring expenses relate to the 2024 Restructuring Plan as well as impairment and restructuring charges related to office closures, relocations, and consolidations.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Merger and acquisition due diligence and transaction costs	$270	$687	$1,448	$1,296
Integration costs	402	294	959	728
Fair value adjustment for contingent consideration	—	—	(690)	270
Restructuring charges for severance and other separation costs	—	598	28	7,819
Office closure and relocation restructuring charges and impairments	—	1,272	192	1,272
Total transaction, integration and restructuring expenses	$672	$2,851	$1,937	$11,385

(d) Goodwill impairment represents non-cash, pre-tax, goodwill impairment charges. We experienced declines in our market capitalization as a result of a sustained decrease in our stock price, which represented a triggering event requiring our management to perform a quantitative goodwill impairment test as of the end of the first quarter of 2025. As a result of the impairment test conducted, we determined that the fair value of our single reporting unit was lower than its carrying value and, accordingly, recorded the impairment charge.

(e) Other non-core items represent expenses driven by events that are typically by nature one-time, non-operational, and/or unrelated to our core operations. These expenses are comprised of non-core legal and regulatory costs isolated to unique and extraordinary litigation, legal and regulatory matters that are not considered normal and recurring business activity, including sales tax accrual adjustments inclusive of penalties and interest for sales taxes that we may have been required to collect from customers in certain previous years, and other non-recurring legal and regulatory matters. Other non-core items also include consulting fees and severance costs associated with strategic transition initiatives, as well as professional fees related to financing, capital structure changes, and other non-recurring items.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Non-core legal and regulatory	$(22)	$501	$31	$(364)
Consulting and severance costs for strategic transition initiatives	790	1,885	958	2,215
Other non-core expenses	68	52	407	59
Total other non-core items	$836	$2,438	$1,396	$1,910